EXHIBIT 99.1

Axe Compute Inc. Reports Full-Year 2025 Financial Results

Completed Strategic Transformation to AI Compute Infrastructure

Raised $343.5 Million in Capital to Fund Digital Asset Treasury Strategy

Solidified new leadership composition with world class CEO and board members

PITTSBURGH, March 31, 2026 (GLOBE NEWSWIRE) -- Axe Compute Inc. (NASDAQ: AGPU), a technology company focused on providing enterprise access to high-performance GPU compute infrastructure for artificial intelligence workloads, today reported financial results for the fiscal year ended December 31, 2025. The year ended December 31, 2025, represented the Company's foundational year. During the year, Axe pivoted to become a GPU compute infrastructure and digital asset treasury company, encompassing a strategic repositioning, as well as completing a $343.5 million capital raise, and the establishing a distributed GPU network capable of supporting enterprise-scale artificial intelligence workloads.

Christopher Miglino, Chief Executive Officer, Axe Compute Inc. stated, “2025 was a pivotal year for Axe Compute. In less than ninety days, we raised $343.5 million in capital, established a Strategic Compute Reserve through a digital asset treasury position in the ATH AI token, and reconstituted our balance sheet from negative equity to $47.7 million in stockholders’ equity. Our priorities for 2026 are driving revenue and growth.”

2025 BUSINESS AND OPERATIONAL MILESTONES

  Treasury Strategy Launched (September 2025): The Company adopted a Strategic Compute Reserve focused exclusively on ATH, the native utility token of the Aethir decentralized GPU network. As of December 31, 2025, the Company held approximately 6.348 billion ATH in aggregate.
  PIPE Capital Raise (October 2025): Completed two concurrent private investment in public equity (PIPE) transactions totaling $343.5 million in gross proceeds, providing the Company’s primary funding mechanism for the Strategic Compute Reserve.
  Name Change (December 2025): The Company changed its name from Predictive Oncology Inc. to Axe Compute Inc. effective December 11, 2025, and began trading under the ticker symbol AGPU on December 12, 2025.
  Leadership Transition (February 2026): Christopher Miglino was appointed Chief Executive Officer added to the board of directors effective February 9, 2026, succeeding Raymond Vennare. Mr. Miglino brings 25+ years of experience building and operating public technology, fintech, and digital asset companies.
  Legacy Business Strategic Review (February 2026): The Company began exploring strategic alternatives for its Helomics Drug Discovery Services business, including a potential sale, partnership, licensing arrangement, or other transaction. The review is ongoing and the Board has not committed to a specific course.
  Board Reconstitution (March 2026): New board members were appointed to the Board of Directors, adding semiconductor, technology, and international telecommunications expertise to the Company’s governance structure.
  GPU Network Access Established (March 2026): The Company established enterprise customer access to a globally distributed GPU network of over 435,000 GPUs across more than 200 locations through the Aethir network infrastructure, capable of supporting enterprise-scale AI training, inference, fine-tuning, and high-performance compute workloads. Axe Compute does not own or operate the underlying data center facilities or GPU hardware; the Company’s platform provides marketplace access to this network on an asset-light model.

FULL YEAR 2025 FINANCIAL HIGHLIGHTS

  Total Revenue: $125,284, derived entirely from the Company’s Drug Discovery Services legacy segment. No compute revenue was recognized in fiscal 2025, as the Axe Compute segment launched in September 2025 and had not yet commenced revenue-generating compute deployments as of December 31, 2025.
  Net Loss from Continuing Operations: $232.9 million. Notable non-cash charges include: $152.5 million in unrealized losses on digital assets due to the decline in ATH’s fair value from acquisition to year-end; $52.7 million loss on derivative instruments; and $16.6 million in non-cash stock-based compensation.
  Cash Used in Continuing Operations: $9.9 million for fiscal 2025, compared to $10.1 million in fiscal 2024, reflecting operational continuity at a controlled pace while the strategic infrastructure was established.
  Cash and Cash Equivalents: $10.8 million as of December 31, 2025, compared to $0.6 million as of December 31, 2024.
  Digital Asset Holdings: On December 31, 2025, we held approximately 2.837 billion unlocked ATH with a fair market value of $24.4 million, and a right to receive 3.511 billion locked ATH that are subject to vesting and/or transfer restrictions with a fair market value of $15.5 million after applying a discount for lack of transferability and control.
  Total Assets: $52.9 million as of December 31, 2025, compared to $5.0 million as of December 31, 2024.
  Stockholders’ Equity: $47.7 million as of December 31, 2025, compared to a stockholders’ deficit of $0.2 million as of December 31, 2024, representing a $47.9 million improvement driven largely by the October 2025 PIPE transactions.
  Capital Raised: $343.5 million in aggregate gross proceeds from the October 2025 PIPE transactions, comprising approximately $50.8 million in cash (Cash PIPE) and approximately $292.7 million in notional value of ATH contributed in-kind (Crypto PIPE, discounted value of $173.3 million).

MARKET CONTEXT

Axe Compute operates against a backdrop of structural, supply-constrained demand for GPU compute infrastructure. Global AI spending is forecast to reach $2.52 trillion in 2026, a 44% increase year-over-year. Research estimates that approximately $6.7 trillion will be spent on data centers globally between 2025 and 2030, of which approximately 65.7% is GPU-related. As of early 2026, North American data center vacancy rates reached a record low of 1.6% and average GPU procurement lead times stand at 36 to 52 weeks. The Company believes this supply-demand imbalance creates a durable commercial opportunity for its distributed GPU compute model.

OUTLOOK

The Company does not provide formal financial guidance. The following forward-looking context is provided to assist investors in understanding management’s operational priorities for 2026, and is subject to the risks and uncertainties described under the heading “Cautionary Statement Regarding Forward-Looking Statements” below.

Management’s operational priorities for 2026 include: (i) deploying compute capacity to enterprise customers under reserved GPU capacity contracts, with the objective of generating initial Compute Services revenue; (ii) pursuing ATH staking activities to generate yield on the Company’s treasury holdings; (iii) completing the strategic alternatives process for the Helomics legacy business; and (iv) advancing the Company’s Strategic Compute Reserve , ATH treasury position through open market purchases where market conditions are favorable.

As of December 31, 2025, the Company had $10.8 million in cash and cash equivalents, and approximately 2.84 billion unlocked ATH tokens. Management believes the Company has access to sufficient liquidity sources to fund operations through fiscal 2026 and beyond, though results remain subject to ATH price volatility and other risks described in the Company’s Annual Report on Form 10-K.

FINANCIAL STATEMENTS

SUMMARY BALANCE SHEETS

Axe Compute Inc. | As of December 31, 2025 and December 31, 2024

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$10,790,850	$611,822
Digital assets	24,439,598	—
Digital asset receivable (current)	7,226,475	—
Accounts receivable and other current assets	313,024	1,614,096
Total current assets	42,769,947	2,225,918
Digital asset receivable (non-current)	8,258,681	—
Property, equipment and other non-current assets	1,859,718	2,746,599
Total assets	$52,888,346	$4,972,517
LIABILITIES & STOCKHOLDERS' EQUITY
Total current liabilities	$4,266,896	$3,593,401
Long-term lease and other non-current liabilities	904,495	1,581,726
Total liabilities	5,171,391	5,175,127
Total stockholders' equity (deficit)	47,716,955	(202,610)
Total liabilities and stockholders' equity	$52,888,346	$4,972,517

SUMMARY STATEMENTS OF NET LOSS

Axe Compute Inc. | Years Ended December 31, 2025 and 2024

	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Revenue	$125,284	$84,812
Gains (losses) on digital assets	(152,490,550)	—
Total operating expenses	28,550,449	10,388,742
Total operating loss	$(180,915,715)	$(10,303,930)
Gain (loss) on derivative instruments	(52,735,000)	1,376
Other income (expense), net	797,068	77,899
Loss from continuing operations	$(232,853,647)	$(10,224,655)
Loss from discontinued operations	(241,556)	(2,439,733)
Net loss	$(233,095,203)	$(12,664,388)
Net loss per share — basic and diluted	$(13.37)	$(34.83)
Weighted avg. shares outstanding — basic and diluted	17,429,861	363,583

SUMMARY STATEMENTS OF CASH FLOWS

Axe Compute Inc. | Years Ended December 31, 2025 and 2024

	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Net cash used in continuing operations	$(9,876,039)	$(10,103,084)
Net cash used in investing (digital asset purchases)	(32,616,819)	(9,510)
Net cash provided by financing activities	52,006,573	3,939,194
Net cash provided by (used in) discontinued operations	542,462	(1,820,587)
Net increase (decrease) in cash	$10,056,117	$(7,993,987)
Cash — end of period	$10,790,850	$611,822

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding the Company’s 2026 operational priorities, anticipated compute revenue generation, ATH staking activities, the strategic alternatives process for the Drug Discovery Services segment, the Company’s liquidity and capital resources, and the market opportunity for GPU compute infrastructure. These statements are based on management’s current expectations and beliefs as of the date of this release and are subject to significant risks and uncertainties that could cause actual results to differ materially, including but not limited to: the highly volatile and unpredictable price of ATH and digital assets generally; the Company’s ability to generate compute revenue from its GPU network; risks associated with the Aethir network and decentralized physical infrastructure; the Company’s ability to maintain Nasdaq listing compliance; risks related to the strategic alternatives process for the Drug Discovery Services business; and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law.

ABOUT AXE COMPUTE

Axe Compute Inc. (NASDAQ: AGPU) is a technology company focused on providing enterprise access to high-performance GPU compute infrastructure for artificial intelligence workloads. The Company provides enterprises, AI developers, and large-scale workload operators with on-demand access to over 435,000 GPUs across more than 200 global locations, with enterprise deployment as fast as 24 to 48 hours. The Company operates on a capital efficient model, and has adopted a strategic compute reserve strategy focused on ATH, the native utility token of the Aethir Network. Axe Compute is headquartered in Pittsburgh, Pennsylvania. For more information, visit
https://axecompute.com | investors: https://investors.axecompute.com

INVESTOR CONTACT

Axe Compute Inc. — Investor Relations
ir@axecompute.com | investors.axecompute.com